                                                                     EXHIBIT 99A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 11-K


[x] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the fiscal year end December 31, 1998

                                       OR

[] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


For the transition period from ______________to _____________


Commission file Number 0-10535


     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                          CITIZENS BANKING CORPORATION
                          AMENDED AND RESTATED SECTION
                                  401(k) PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                          CITIZENS BANKING CORPORATION
                          One Citizens Banking Center
                            328 South Saginaw Street
                             Flint, Michigan 48502

                                   SIGNATURES


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


Date March 31, 1999                     /s/ Gary P. Drainville
-------------------                ---------------------------------------
                                   Gary P. Drainville
                                   Chairman, Pension/401(k) Administration
                                   Committee



                                        /s/ Kurt A. Schulze
                                   ----------------------------------------
                                   Kurt A. Schulze
                                   Secretary, Pension/401(k) Administration
                                   Committee

                                    Financial Statements
                                    and Supplemental Schedules

                                    Citizens Banking Corporation Amended
                                    and Restated Section 401(k) Plan

                                    Years ended December 31, 1998, 1997 and 1996 with Report of Independent Auditors




























                            [ERNST & YOUNG LLP LOGO]

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                              Financial Statements
                           and Supplemental Schedules

                                December 31, 1998





                                    CONTENTS

Report of Independent Auditors.................................................1

Financial Statements and Schedule

Statement of Assets Available for Benefits.....................................2
Statement of Changes in Assets Available for Benefits..........................4
Notes to Financial Statements..................................................7

Supplemental Schedules

Item 27(a) - Schedule of Assets Held for Investment Purposes..................13
Item 27(b) - Schedule of Loans or Fixed Income Obligations....................15
Item 27(d) - Schedule of Reportable Transactions..............................16

                         Report of Independent Auditors

Administrative Committee
Citizens Banking Corporation Amended
   and Restated Section 401(k) Plan

We have audited the accompanying statements of assets available for benefits of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan as of December 31, 1998 and 1997, and the related statements of changes in assets available for benefits for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 1998 and 1997, and the changes in its assets available for benefits for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of Schedule of Assets Held for Investment Purposes as of December 31, 1998, Schedule of Loans or Fixed Income Obligations as of December 31, 1998, and Schedule of Reportable Transactions for the year then ended are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department for Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The fund information in the statement of assets available for benefits and the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the assets available for benefits and the changes in assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                         /s/ Ernst & Young

March 16, 1999

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

        Statement of Assets Available for Benefits, With Fund Information

                                December 31, 1998

                                                                                 FUND INFORMATION
                                          ------------------------------------------------------------------------------------------
                                                               401(K) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                          ------------------------------------------------------------------------------------------
                                                                                 CITIZENS
                                          INTERMEDIATE                           BANKING                                   MONEY
                                            INCOME             EQUITY           CORPORATION            BALANCED            MARKET
                                            FUNDS               FUNDS             STOCK                FUNDS               FUNDS
                                         -------------------------------------------------------------------------------------------
ASSETS
Investments at fair value:
     Common stock:
       Citizens Banking Corporation                                            $ 54,698,760            $ 502,875
     Mutual funds                        $ 7,153,103       $ 26,413,855                               20,336,301
     Money market account                    123,359            902,051             156,301              889,368        $ 1,150,429
     Loans to participants
                                         -------------------------------------------------------------------------------------------
Total investments                          7,276,462         27,315,906          54,855,061           21,728,544          1,150,429

Receivables:

     Accrued income                           32,569            491,853                 719              344,907              4,810
     Contributions - Employer                  5,812             24,828              36,476               10,189              1,743
     Contributions - Employee                 10,178             47,841              66,798               18,105              2,748
     Other                                     7,056             10,464              16,991                3,800                172
                                         -------------------------------------------------------------------------------------------
                                              55,615            574,986             120,984              377,001              9,473
Cash                                                              1,355               1,356                  100                384
                                         -------------------------------------------------------------------------------------------
Assets available for benefits            $ 7,332,077       $ 27,892,247        $ 54,977,401         $ 22,105,645        $ 1,160,286
                                         ===========================================================================================




                                                    FUND INFORMATION
                                         ---------------------------------------

                                                 PARTICIPANT
                                                   DIRECTED      PARTICIPANT
                                                 SEGREGATED         LOAN
                                                   FUNDS            FUND              TOTAL
                                         ----------------------------------------------------
ASSETS
 Investments at fair value:
     Common stock:
       Citizens Banking Corporation                                              $ 55,201,635
     Mutual funds                                                                  53,903,259
     Money market account                       $ 3,644                             3,225,152
     Loans to participants                                     $ 3,017,614          3,017,614
                                         ----------------------------------------------------
Total investments                                 3,644          3,017,614        115,347,660

Receivables:

     Accrued income                                                                   874,858
     Contributions - Employer                                                          79,048
     Contributions - Employee                                                         145,670
     Other                                           15                                38,498
                                         ----------------------------------------------------
                                                     15                 --          1,138,074
Cash                                                343                                 3,538
                                         ----------------------------------------------------
Assets available for benefits                   $ 4,002        $ 3,017,614      $ 116,489,272
                                         ====================================================

See accompanying notes.

                    Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

        Statement of Assets Available for Benefits, With Fund Information

                                December 31, 1997


                                                                            FUND INFORMATION
                                     ----------------------------------------------------------------------------------------------
                                                             401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                     -----------------------------------------------------------------------------------------------
                                                                           CITIZENS
                                      INTERMEDIATE                           BANKING                           MONEY
                                        INCOME              EQUITY        CORPORATION       BALANCED           MARKET
                                        FUNDS               FUNDS           STOCK            FUNDS             FUNDS         PAYSOP
                                     -----------------------------------------------------------------------------------------------
ASSETS
Investments at fair value:
     Common stock:
       Citizens Banking Corporation                                    $ 57,772,010       $ 3,811,767                     $ 270,963
     Mutual funds                     $ 7,298,364      $ 22,568,421                        21,473,846
     U.S. Government securities         1,309,079                                           2,651,005
     Money market account                 159,043         2,635,830         238,339         1,070,929      $ 1,511,863
     Loans to participants
                                     -----------------------------------------------------------------------------------------------
Total investments                       8,766,486        25,204,251      58,010,349        29,007,547        1,511,863      270,963

Receivables:

     Accrued income                        63,026           220,592           1,352           478,905            7,236           37
     Contributions - Employer               8,716            39,342          38,760            22,814            4,501
     Contributions - Employee              10,884            40,980          52,324            16,053            2,705
     Other                                  8,144            10,587          15,674             4,071              157
                                     -----------------------------------------------------------------------------------------------
                                           90,770           311,501         108,110           521,843           14,599           37
Cash (overdraft)                                1              (400)        (11,236)           12,019              431        1,014
                                     -----------------------------------------------------------------------------------------------
Assets available for benefits         $ 8,857,257      $ 25,515,352    $ 58,107,223       $29,541,409      $ 1,526,893    $ 272,014
                                     ===============================================================================================








                                                      FUND INFORMATION
                                            -----------------------------------


                                              PARTICIPANT
                                                DIRECTED        PARTICIPANT
                                              SEGREGATED          LOAN
                                                 FUNDS            FUND               TOTAL
                                            -------------------------------------------------------
ASSETS
 Investments at fair value:
     Common stock:
       Citizens Banking Corporation                                              $ 61,854,740
     Mutual funds                                                                  51,340,631
     U.S. Government securities             $ 1,291,245                             5,251,329
     Money market account                       156,541                             5,772,545
     Loans to participants                                      $ 3,131,766         3,131,766
                                            -------------------------------------------------------
Total investments                             1,447,786           3,131,766       127,351,011

Receivables:

     Accrued income                              26,682                               797,830
     Contributions - Employer                                                         114,133
     Contributions - Employee                                                         122,946
     Other                                                                             38,633
                                            -------------------------------------------------------
                                                 26,682                   -         1,073,542
Cash (overdraft)                                 60,911                                62,740
                                            -------------------------------------------------------
Assets available for benefits               $ 1,535,379         $ 3,131,766      $128,487,293
                                            =======================================================

See accompanying notes.

                    Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

  Statement of Changes in Assets Available for Benefits, With Fund Information

                          Year ended December 31, 1998


                                                                                    FUND INFORMATION
                                                   --------------------------------------------------------------------------------
                                                                    401(K) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                                   --------------------------------------------------------------------------------
                                                                                 CITIZENS
                                                    INTERMEDIATE                 BANKING                     MONEY
                                                      INCOME       EQUITY      CORPORATION    BALANCED       MARKET
                                                      FUNDS        FUNDS          STOCK         FUNDS        FUNDS         PAYSOP
                                                   --------------------------------------------------------------------------------
ADDITIONS
Investment income:
     Dividends:
       Citizens Banking Corporation                                             $1,324,139   $     64,684
       Other                                       $   407,642   $ 1,744,855                    1,477,457
     Interest income                                    34,526        19,496        17,949        101,040    $   60,974
                                                   --------------------------------------------------------------------------------
Total investments income                               442,168     1,764,351     1,342,088      1,643,181        60,974

Contributions:
     Employer                                          160,285       670,345     1,020,491        281,839        46,885
     Employee                                          294,329     1,562,514     2,231,054        715,941       146,164
                                                   --------------------------------------------------------------------------------
                                                       454,614     2,232,859     3,251,545        997,780       193,049
                                                   --------------------------------------------------------------------------------
                                                       896,782     3,997,210     4,593,633      2,640,961       254,023
DEDUCTIONS
Benefit payments to participants                    (2,255,104)   (3,657,638)   (7,686,708)   (11,045,768)     (716,329)
Management fees                                         (6,421)       (1,252)         (108)        (1,188)
Transfers (net)                                       (387,600)     (195,924)    1,178,785        (25,684)       95,699   $(272,014)
                                                   --------------------------------------------------------------------------------
                                                    (2,649,125)   (3,854,814)   (6,508,031)   (11,072,640)     (620,630)   (272,014)
Net realized and unrealized appreciation
     (depreciation) in fair value of investments:
       Realized                                        (22,139)     (194,877)    6,577,924      3,007,375
       Unrealized                                      249,302     2,429,376    (7,793,348)    (2,011,460)
                                                   --------------------------------------------------------------------------------
                                                       227,163     2,234,499    (1,215,424)       995,915
                                                   --------------------------------------------------------------------------------
Net increase (decrease)                             (1,525,180)    2,376,895    (3,129,822)    (7,435,764)     (366,607)   (272,014)
Assets available for benefits at beginning
  of year                                            8,857,257    25,515,352    58,107,223     29,541,409     1,526,893     272,014
                                                   --------------------------------------------------------------------------------
Assets available for benefits at end of year       $ 7,332,077   $27,892,247   $54,977,401   $ 22,105,645    $1,160,286   $       -
                                                   ================================================================================



                                                             FUND INFORMATION
                                                       --------------------------------


                                                       PARTICIPANT
                                                        DIRECTED          PARTICIPANT
                                                       SEGREGATED            LOAN
                                                         FUNDS               FUND             TOTAL
                                                       -------------------------------------------------
ADDITIONS
Investment income:
     Dividends:
       Citizens Banking Corporation                                                        $   1,388,823
       Other                                                                                   3,629,954
     Interest income                                   $    20,340       $  279,110              533,435
                                                       -------------------------------------------------
Total investments income                                    20,340          279,110            5,552,212

Contributions:
     Employer                                                                                  2,179,845
     Employee                                                                                  4,950,002
                                                       -------------------------------------------------
                                                                                               7,129,847
                                                       -------------------------------------------------
                                                            20,340          279,110           12,682,059
DEDUCTIONS
Benefit payments to participants                        (1,551,091)                          (26,912,638)
Management fees                                                                                   (8,969)
Transfers (net)                                                            (393,262)                   -
                                                       -------------------------------------------------
                                                        (1,551,091)        (393,262)         (26,921,607)
Net realized and unrealized appreciation
     (depreciation) in fair value of investments:
       Realized                                             (4,184)                            9,364,099
       Unrealized                                            3,558                            (7,122,572)
                                                       -------------------------------------------------
                                                              (626)                            2,241,527
                                                       -------------------------------------------------
Net increase (decrease)                                 (1,531,377)        (114,152)         (11,998,021)
Assets available for benefits at beginning
  of year                                                1,535,379        3,131,766          128,487,293
                                                       -------------------------------------------------
Assets available for benefits at end of year           $     4,002       $3,017,614        $ 116,489,272
                                                       =================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

  Statement of Changes in Assets Available for Benefits, With Fund Information

                          Year ended December 31, 1997




                                                                                     FUND INFORMATION
                                                     -------------------------------------------------------------------------------
                                                                      401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                                     -------------------------------------------------------------------------------
                                                                                     CITIZENS
                                                      INTERMEDIATE                    BANKING                    MONEY
                                                         INCOME        EQUITY       CORPORATION    BALANCED      MARKET
                                                         FUNDS         FUNDS           STOCK        FUNDS        FUNDS       PAYSOP
                                                     ------------------------------------------------------------------------------
ADDITIONS
Investment income:
     Dividends:
       Citizens Banking Corporation                                               $ 1,243,324   $    50,778                $  2,977
       Other                                         $   436,933   $ 3,172,687                    1,810,032
     Interest income                                     109,018        28,982         15,185       188,660   $   85,514        247
                                                     ------------------------------------------------------------------------------
Total investment income                                  545,951     3,201,669      1,258,509     2,049,470       85,514      3,224

Contributions:
     Employer                                            192,593       577,543        870,604       218,308       43,806
     Employee                                            332,599     1,198,367      1,644,533       469,298       72,985
                                                     ------------------------------------------------------------------------------
                                                         525,192     1,775,910      2,515,137       687,606      116,791
                                                     ------------------------------------------------------------------------------
                                                       1,071,143     4,977,579      3,773,646     2,737,076      202,305      3,224
DEDUCTIONS
Benefit payments to participants                      (1,712,961)   (3,597,259)    (6,641,964)   (4,825,476)  (1,065,642)   (16,998)
Transfers (net)                                          (71,372)    1,670,756       (973,284)     (689,579)     743,415
                                                     ------------------------------------------------------------------------------
                                                      (1,784,333)   (1,926,503)    (7,615,248)   (5,515,055)    (322,227)   (16,998)
Net realized and unrealized appreciation
 (depreciation) in fair value of investments:
       Realized                                            1,224     2,258,955      2,366,077     5,208,469                  12,184
       Unrealized                                        111,900      (535,660)    21,061,610    (2,481,985)                 88,806
                                                     ------------------------------------------------------------------------------
                                                         113,124     1,723,295     23,427,687     2,726,484                 100,990
                                                     ------------------------------------------------------------------------------
Net increase (decrease)                                 (600,066)    4,774,371     19,586,085       (51,495)    (119,922)    87,216
Transfer in from CB Financial Retirement
     Savings Plan                                      1,721,996     4,121,017      4,709,160    12,812,133      343,714    184,798
Assets available for benefits at beginning of year     7,735,327    16,619,964     33,811,978    16,780,771    1,303,101
                                                     ------------------------------------------------------------------------------
Assets available for benefits at end of year         $ 8,857,257   $25,515,352    $58,107,223   $29,541,409   $1,526,893   $272,014
                                                     ==============================================================================



                                                                  FUND INFORMATION
                                                         ---------------------------------

                                                           PARTICIPANT
                                                             DIRECTED         PARTICIPANT
                                                           SEGREGATED           LOAN
                                                              FUNDS             FUND             TOTAL
                                                         -------------------------------------------------
ADDITIONS
Investment income:
     Dividends:
       Citizens Banking Corporation                                                         $  1,297,079
       Other                                                                                   5,419,652
     Interest income                                     $  106,971         $  314,998           849,575
                                                         -----------------------------------------------
Total investment income                                     106,971            314,998         7,566,306

Contributions:
     Employer                                                                                  1,902,854
     Employee                                                                                  3,717,782
                                                         -----------------------------------------------
                                                                                               5,620,636
                                                         -----------------------------------------------
                                                            106,971            314,998        13,186,942
DEDUCTIONS(18,813,970)
Benefit payments to participants                           (953,670)                         (18,813,970)
Transfers (net)                                              (5,131)          (674,805)                -
                                                         -----------------------------------------------
                                                           (958,801)          (674,805)      (18,813,970)
Net realized and unrealized appreciation
 (depreciation) in fair value of investments:
       Realized                                               1,452                            9,848,361
       Unrealized                                             9,039                           18,253,710
                                                         ------------------------------------------------
                                                             10,491                           28,102,071
                                                         ------------------------------------------------
Net increase (decrease)                                    (841,339)          (359,807)       22,475,043
Transfer in from CB Financial Retirement
     Savings Plan                                         2,376,718                           26,269,536
Assets available for benefits at beginning of year                           3,491,573        79,742,714
                                                         -----------------------------------------------
Assets available for benefits at end of year             $1,535,379         $3,131,766      $128,487,293
                                                         ===============================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

  Statement of Changes in Assets Available for Benefits, With Fund Information

                          Year ended December 31, 1996


                                                                                   FUND INFORMATION
                                                      --------------------------------------------------------------------------
                                                                    401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                                      --------------------------------------------------------------------------
                                                                                         CITIZENS
                                                          INTERMEDIATE                   BANKING                        MONEY
                                                            INCOME        EQUITY      CORPORATION        BALANCED       MARKET
                                                            FUNDS         FUNDS          STOCK            FUNDS         FUNDS
                                                      ---------------------------------------------------------------------------
ADDITIONS
Investment income:
     Dividends:
       Citizens Banking Corporation                                                    $ 1,034,439     $    42,400
       Other                                            $ 407,751       $ 1,655,200                        791,681
     Interest income                                       45,817             6,532          8,098          28,068    $   38,384
                                                      ---------------------------------------------------------------------------
Total investment income                                   453,568         1,661,732      1,042,537         862,149        38,384

Contributions:
     Employer                                             217,502           480,314        860,841         193,353        31,661
     Employee                                             427,806           904,531      1,612,177         358,535        53,291
                                                      ---------------------------------------------------------------------------
                                                          645,308         1,384,845      2,473,018         551,888        84,952
                                                      ---------------------------------------------------------------------------
DEDUCTIONS                                              1,098,876         3,046,577      3,515,555       1,414,037       123,336
Benefit payments to participants                         (736,023)       (1,185,012)    (1,960,209)     (2,295,048)      (58,285)
Transfers (net)                                          (733,539)          479,708        191,327        (533,994)      761,712
                                                      ---------------------------------------------------------------------------
                                                       (1,469,562)         (705,304)    (1,768,882)     (2,829,042)      703,427
Net realized and unrealized appreciation
(depreciation) in fair value of investments:
       Realized                                           (51,407)           45,286       (137,242)      1,163,177
       Unrealized                                        (136,607)        1,213,065      1,983,579         (80,070)
                                                      --------------------------------------------------------------------------
                                                         (188,014)        1,258,351      1,846,337       1,083,107
                                                      --------------------------------------------------------------------------
Net increase (decrease)                                  (558,700)        3,599,624      3,593,010        (331,898)      826,763
Assets available for benefits at beginning of year      8,294,027        13,020,340     30,218,968      17,112,669       476,338
                                                      --------------------------------------------------------------------------
Assets available for benefits at end of year          $ 7,735,327      $ 16,619,964   $ 33,811,978     $16,780,771    $1,303,101
                                                      ==========================================================================



                                                         FUND INFORMATION
                                                      -------------------


                                                            PARTICIPANT
                                                               LOAN
                                                               FUND           TOTAL
                                                      ---------------------------------
ADDITIONS
Investment income:
     Dividends:
       Citizens Banking Corporation                                      $ 1,076,839
       Other                                                               2,854,632
     Interest income                                       $ 312,530         439,429
                                                      ---------------------------------
Total investment income                                      312,530       4,370,900

Contributions:
     Employer                                                              1,783,671
     Employee                                                              3,356,340
                                                      ---------------------------------
                                                                           5,140,011
                                                      ---------------------------------
DEDUCTIONS                                                   312,530       9,510,911
Benefit payments to participants                                          (6,234,577)
Transfers (net)                                             (165,214)              -
                                                      ---------------------------------
                                                            (165,214)     (6,234,577)
Net realized and unrealized appreciation
(depreciation) in fair value of investments:
       Realized                                                            1,019,814
       Unrealized                                                          2,979,967
                                                      ---------------------------------
                                                                           3,999,781
                                                      ---------------------------------
Net increase (decrease)                                       147,316      7,276,115
Assets available for benefits at beginning of year          3,344,257     72,466,599
                                                      ---------------------------------
Assets available for benefits at end of year              $ 3,491,573   $ 79,742,714
                                                      =================================


See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                          Notes to Financial Statements

                                December 31, 1998

1. DESCRIPTION OF THE PLAN

The following description provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The Citizens Banking Corporation Amended and Restated Section 401(k) Plan (the "Plan") is a defined contribution plan which includes a 401(k) salary deferral feature. The Plan covers substantially all employees of Citizens Banking Corporation (the "Corporation") and its banking subsidiaries including salaried employees and hourly employees with over 1,000 hours of credited service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Participants may contribute on a before-tax basis up to 15% of their annual compensation (not to exceed $10,000 for 1998 and $9,500 for 1997 and 1996) and on an after-tax basis up to 10% of their compensation. Participants may direct their contributions into either an intermediate income, equity, balanced, money market or Citizens Banking Corporation stock fund and may elect to change the percentage directed to each fund quarterly. On July 1, 1997 the assets of the CB Financial Corporation Retirement Savings Plan were transferred into the Plan.

The Corporation will match the participant's pre-tax contribution up to 6% of the participants compensation (includes regular base salary or wages, commissions, overtime, shift premiums, incentive pay and referral pay). The Corporation will match 100% on the first 3% of pre-tax salary deferral and 50% on the next 3% of pre-tax salary deferral, for a total of a 75% match on a 6% pre-tax salary deferral. In addition, a retiree medical savings account was established for each participant. One third of the employer matching contribution is automatically directed into this account. Employees may not borrow against any monies residing in this account. These matching contributions are fully vested after three years of service or upon normal or early retirement, death or disability. All administrative costs of the plan are paid by the Corporation.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                    Notes to Financial Statements (continued)




1. DESCRIPTION OF THE PLAN (CONTINUED)

Although it has not expressed any intent to do so, the Corporation has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

2. SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF INVESTMENTS

Marketable investments are stated at aggregate fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices.

Loans to participants represent qualifying interest-bearing loans from individual accounts that are valued at the amount of outstanding principal.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes.
Actual results could differ from those estimates.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                   Notes to Financial Statements (continued)



3. INVESTMENTS

The Plan's investments are administered by the Citizens Bank Trust Department. The Plan's investment fund options consist of the following:

         The Intermediate Income Funds include:
              The Golden Oak Intermediate-Term Income Fund,
              The Federal National Mortgage Association Fund, and
              U.S. Treasury Notes.

         The Equity Funds consist of:
              The Harbor International Fund,
              The Frank Russell Quantitative Equity Fund,
              The Frank Russell Diversified Fund, and
              The Frank Russell Special Growth Fund.

         The Balanced Fund includes:
              The Golden Oak Diversified Growth Fund,
              The Golden Oak Intermediate Income Fund,
              The Golden Oak Value Portfolio Fund,
              The Harbor International Fund,
              The Harbor Capital Appreciation Fund,
              The Heartland Value Fund,
              The Federal National Mortgage Association Fund,
              U.S. Treasury Notes,
              Scudder Growth and Income Fund
              Baron Asset Fund, and
              Citizens Banking Corporation Stock.

         The Money Market Funds are comprised of:
         *    The SEI Daily Income Trust Treasury II Fund and
         *    The Golden Oak Prime Obligation Class A Fund.

         The Citizens Banking Corporation Stock Fund includes:
             Citizens Banking Corporation Stock.

*These funds are also included in the other fund options within the plan for residual cash

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                    Notes to Financial Statements (continued)




3. INVESTMENTS (CONTINUED)

During each of the three years in the period ended December 31, 1998, the Plan's investments (including investment bought, sold as well as held during the year) appreciated (depreciated) in fair value by $2,241,527, $28,102,071, and $3,999,781, as follows:


                                                        NET
                                                    APPRECIATION
                                                   (DEPRECIATION)          FAIR VALUE
                                                    IN FAIR VALUE            AT END           COST AT END
                                                     DURING YEAR            OF YEAR             OF YEAR
                                                -------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1998
Fair value as determined by quoted
   market price:
     Common stocks:
       Domestic:
         Citizens Banking
           Corporation                                $(1,375,580)          $55,201,635         $21,858,870
       Mutual funds                                     3,626,478            53,903,259          43,941,630
       U.S. Government Securities                          (9,371)
       Money market account                                                   3,225,152           3,225,152
                                                -------------------------------------------------------------
                                                       $2,241,527          $112,330,046         $69,025,652
                                                =============================================================
YEAR ENDED DECEMBER 31, 1997
Fair value as determined by quoted
   market price:
     Common stocks:
       Domestic:
         Citizens Banking
            Corporation                               $25,026,513           $61,854,740         $17,697,892
          Other                                           250,183
       Foreign stocks                                      14,512
       Mutual funds                                     2,746,834            51,340,631          44,893,258
       U.S. Government Securities                          64,029             5,251,329           5,240,295
       Money market account                                                   5,772,545           5,772,545
                                                -------------------------------------------------------------
                                                      $28,102,071          $124,219,245         $73,603,990
                                                =============================================================

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                    Notes to Financial Statements (continued)



3. INVESTMENTS (CONTINUED)


                                                        NET
                                                    APPRECIATION
                                                   (DEPRECIATION)          FAIR VALUE
                                                    IN FAIR VALUE            AT END           COST AT END
                                                     DURING YEAR            OF YEAR             OF YEAR
                                                -------------------------------------------------------------

YEAR ENDED DECEMBER 31, 1996
Fair value as determined by quoted
   market price:
     Common stocks:
       Domestic:
         Citizens Banking
            Corporation                                $1,835,646           $33,794,523         $16,240,448
       Mutual funds                                     2,170,005            38,778,935          34,024,164
       U.S. Government securities                          (5,870)
       Money market account                                                   3,121,468           3,121,468
                                                -------------------------------------------------------------
                                                       $3,999,781           $75,694,926         $53,386,080
                                                ======================-======================================
                                                                    YEAR ENDED DECEMBER 31
                                                -------------------------------------------------------------
                                                         1998                1997                1996
                                                -------------------------------------------------------------
Realized gain:
   Proceeds on disposition                              $65,259,649         $62,865,295        $23,113,326
   Cost                                                  55,895,550          53,016,934         22,093,512
                                                -------------------------------------------------------------
                                                          9,364,099           9,848,361          1,019,814
Unrealized gain (loss)                                   (7,122,572)         18,253,710          2,979,967
                                                -------------------------------------------------------------
                                                         $2,241,527         $28,102,071        $ 3,999,781
                                                =============================================================

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                    Notes to Financial Statements (continued)



3. INVESTMENTS (CONTINUED)


The Plan invests certain fund assets in the Golden Oak series of mutual funds. Citizens Bank, a subsidiary of Citizens Banking Corporation, serves as the investment advisor to these funds. The mutual fund portfolios were established pursuant to the provisions of the Investment Company Act of 1940. Investments within these portfolios were made in accordance with the applicable Department of Labor rules and regulations concerning the investment of qualified plan assets into mutual funds wherein the investment advisor to the portfolio is a party-in-interest with respect to the plan.

4. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated August 2, 1995, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Subsequent to the receipt of the determination letter, the Plan has been restated in its entirety and a new determination letter request is pending. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

5. BENEFITS PAYABLE

Assets available for plan benefits include amounts allocated for approved distributions. Such balances amounted to $1,922,682 and $8,595,436 at December 31, 1998 and 1997, respectively. Such amounts are shown as a liability on the Plan's Form 5500.

6. YEAR 2000 ISSUE (UNAUDITED)

The Corporation has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Corporation currently expects the project to be substantially complete by early 1999. The Corporation does not expect this project to have a significant effect on Plan operations.

                             SUPPLEMENTAL SCHEDULES

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                             Employer ID #38-2378932
                                    Plan #002

          Item 27(a) - Schedule of Assets Held for Investment Purposes

                                December 31, 1998



                                                    DESCRIPTION OF INVESTMENT INCLUDING
IDENTITY OF ISSUE, BORROWER,                        MATURITY DATE, RATE OF INTEREST,                                 FAIR
   LESSOR OR SIMILAR PARTY                          COLLATERAL, PAR OR MATURITY VALUE             COST              VALUE
------------------------------------------------------------------------------------------------------------------------------
Common stocks:
   *Citizens Banking Corporation                    1,635,604 shares                              $21,858,870     $55,201,635
                                                                                             ---------------------------------
Total common stock                                                                                 21,858,870      55,201,635

Mutual Funds:
   *Golden Oak Diversified Growth Funds             136,328.27 units                                1,489,523       2,013,569
   *Golden Oak Intermediate Income Fund             1,437,507.34 units                             14,152,929      14,820,701
   *Golden Oak Value Portfolio Fund                 223,216.17 units                                2,032,541       1,944,213
   Baron Asset Fund                                 21,453.05 units                                   866,821       1,084,237
   Harbor International Fund                        234,692 units                                   5,995,595       8,617,877
   Harbor Capital Appreciation Fund                 51,769.08 units                                 1,259,594       1,966,707
   Heartland Value Fund                             52,077.29 units                                 1,501,084       1,525,344
   Frank Russell Quantitative Equity Fund           179,260.41 units                                5,111,830       7,620,360
   Frank Russell Diversified Fund                   154,826.55 units                                5,952,928       7,959,633
   Frank Russell Special Growth Fund                105,206.86 units                                3,824,759       4,582,405
   Scudder Growth & Income Fund                     67,206.86 units                                 1,754,026       1,768,213
                                                                                             ---------------------------------
Total Mutual Funds                                                                                 43,941,630      53,903,259

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                             Employer ID #38-2378932
                                    Plan #002

    Item 27(a) - Schedule of Assets Held for Investment Purposes (continued)




                                               DESCRIPTION OF INVESTMENT INCLUDING
IDENTITY OF ISSUE, BORROWER,                   MATURITY DATE, RATE OF INTEREST                                        FAIR
   LESSOR OR SIMILAR PARTY                     COLLATERAL, PAR OR MATURITY VALUE                 COST                 VALUE
------------------------------------------------------------------------------------------------------------------------------
Money Market Accounts:
    SEI Daily Income Trust Treasury II         $3,644  principal amount                       $      3,644       $       3,644
    *Golden Oak Prime Obligation Class A       $3,221,508 principal amount                       3,221,508           3,221,508
                                                                                              --------------------------------
Total Money Market Accounts                                                                      3,225,152           3,225,152
Participant loans                              Interest rate range:  8.75% - 9.5%                        -           3,017,614
                                                                                              --------------------------------
Total investments                                                                             $ 69,025,652       $ 115,347,660
                                                                                              ================================


*Party-in-interest.





There were no investment assets both acquired and disposed of during the Plan year.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                             Employer ID #38-2378932
                                    Plan #002

           Item 27(b) - Schedule of Loans or Fixed Income Obligations

                          Year ended December 31, 1998




                                                                                       DETAILED DESCRIPTION OF LOAN
                                                                                    INCLUDING DATES OF MAKING AND
                                                                                   MATURITY, INTEREST RATE, THE TYPE AND
                                        AMOUNT RECEIVED                                  VALUE OF COLLATERAL, ANY
                        ORIGINAL       DURING PLAN YEAR            UNPAID          RENEGOTIATION OF THE LOAN AND TERMS
 IDENTIFY AND ADDRESS   AMOUNT    ----------------------------   BALANCE AT          OF THE RENOGOTIATION, AND OTHER
      OF OBLIGOR        OF LOAN     PRINCIPAL     INTEREST       END OF YEAR                MATERIAL ITEMS
-----------------------------------------------------------------------------------------------------------------------

Paula Hillier          $ 4,800       $ 41.26       $ 14.83       $ 3,814.57       Origination Date 03-09-95;
3019 Hermansau                                                                    Interest rate 10%;
Saginaw, Michigan                                                                 Maturity Date 03-04-99



                           AMOUNT OVERDUE
 IDENTIFY AND ADDRESS -------------------------
      OF OBLIGOR      PRINCIPAL       INTEREST
------------------------------------------------

Paula Hillier        $3,537.84     $612.82
3019 Hermansau
Saginaw, Michigan

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                             Employer ID #38-2378932
                                    Plan #002

                Item 27(d) - Schedule of Reportable Transactions

                          Year ended December 31, 1998




                                                                                                                        EXPENSE
                                              DESCRIPTION OF ASSET (INCLUDING                                           INCURRED
                                              INTEREST RATE AND MATURITY IN      PURCHASE       SELLING       LEASE        WITH
 IDENTITY OF PARTY INVOLVED                          CASE OF A LOAN)              PRICE          PRICE       RENTAL    TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
Category iii) A series of transactions with
  respect to the same issue which amount
  in the aggregate to more than 5% of the
  current value of total plan assets:


     Citizens Banking Corporation             182 purchases, 188,996.53 shares
                                                  purchased                     $ 6,545,950
                                              175 sales, 193,294.53 shares sold                $ 6,440,768

     Golden Oak FDS Prime Obligation
       Money Market--Class A                   441 purchases, 26,564,548 units
                                                   purchased                     26,564,548
                                              205 sales, 27,425,596 units sold                  27,425,596




                                                          CURRENT
                                                            VALUE OF
                                                 COST       ASSET OF         NET
                                                  OF       TRANSACTION      GAIN
 IDENTITY OF PARTY INVOLVED                      ASSET        DATE         (LOSS)
-------------------------------------------   ----------------------------------------
Category iii) A series of transactions with
  respect to the same issue which amount
  in the aggregate to more than 5% of the
  current value of total plan assets:


     Citizens Banking Corporation
                                              $ 6,545,950  $ 6,545,950
                                                2,384,972    6,440,768   $ 4,055,796

     Golden Oak FDS Prime Obligation
       Money Market--Class A
                                                26,564,548   26,564,548
                                                27,425,596   27,425,596            -


Commissions and fees related to purchase and sales of investments are included in the cost of the investment or proceeds from the sale.

There were no transactions reportable under categories i),  ii) or iv).







16